UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

General Motors Financial Company, Inc.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 9, 2012, General Motors Financial Company, Inc. (the “Company”) announced that Brian S. Mock, the Company’s Executive Vice President, Consumer Services, has decided to retire upon the completion of an orderly-transition period. Mr. Mock joined the Company in 2001 and has been the Executive Vice President, Consumer Services since 2002.

As a part of the transition plan, two of Mr. Mock’s direct reports will take over the lead roles in the Company’s Consumer Services group, effective April 15, 2012. Scott H. Dishman will be promoted to Executive Vice President, Servicing and will lead the servicing operations. Mr. Dishman is currently the Senior Vice President, Corporate Collections and Loss Mitigation and has been with the Company since 1998. Additionally, Robert P. Beatty will be promoted to Executive Vice President, Specialty Areas and will lead the Asset Remarketing, Bankruptcy and Loss Recovery areas. Mr. Beatty is currently the Senior Vice President, Corporate Servicing and has been with the Company since 2002.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: April 10, 2012	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer